Exhibit 10.1

EXECUTION VERSION

NOTES COLLATERAL AGREEMENT

dated as of

August 22, 2016,

among

BUILDERS FIRSTSOURCE, INC.,

THE OTHER GRANTORS PARTY HERETO,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	6
SECTION 2.02.	Delivery of the Pledged Collateral	6
SECTION 2.03.	Representations, Warranties and Covenants	7
SECTION 2.04.	Registration in Nominee Name; Denominations	8
SECTION 2.05.	Voting Rights; Dividends and Interest	9
SECTION 2.06.	Article 8 Opt-In	11

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest	11
SECTION 3.02.	Representations and Warranties	13
SECTION 3.03.	Covenants	15
SECTION 3.04.	Other Actions	16
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	17

ARTICLE IV

REMEDIES

SECTION 4.01.	Remedies upon Default	18
SECTION 4.02.	Application of Proceeds	20
SECTION 4.03.	Securities Act	20
SECTION 4.04.	Grant of License to Use Intellectual Property	21

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	22
SECTION 5.02.	Waivers; Amendment	22
SECTION 5.03.	Notes Collateral Agent’s Fees and Expenses; Indemnification	22
SECTION 5.04.	Successors and Assigns	22
SECTION 5.05.	Survival of Agreement	22

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Schedules
Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Grantor Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

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NOTES COLLATERAL AGREEMENT

NOTES COLLATERAL AGREEMENT dated as of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Issuer”), the other GRANTORS from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Notes Collateral Agent (in such capacity, together with its successors and assigns, the “Notes Collateral Agent”).

PRELIMINARY STATEMENTS

WHEREAS, Reference is made to the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and the Notes Collateral Agent. Pursuant to the Indenture, the Issuer has agreed to issue $750,000,000 in aggregate principal amount of 5.625% Senior Secured Notes due 2024 (together with any Additional Notes, the “Notes”), and the Issuer and the Guarantors have agreed to enter into this Agreement for the benefit of the Notes Collateral Agent and the Trustee and for the equal and ratable benefit of the holders of the Notes.

WHEREAS, the Issuer is willing to secure its obligations under the Indenture, the Notes and the Collateral Documents by granting Liens on substantially all of its assets to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, as provided herein and in the other Collateral Documents;

WHEREAS, the Issuer is willing to cause each of its Subsidiaries that execute the Indenture to (i) guarantee the foregoing obligations of the Issuer and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiary Grantors to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, as provided herein and the other Collateral Documents;

WHEREAS, it is a condition precedent to the issuance of the Notes that (i) the foregoing obligations of the Issuer be secured and guaranteed as described above and (ii) each guarantee thereof be secured by Liens on substantially all of the assets of the Grantors as provided herein and in the other Collateral Documents; and

WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, certain net proceeds of, or other collections on, the relevant Collateral are, subject to the terms of the Intercreditor Agreements, to be applied as provided therein;

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Indenture; provided that each term defined in the New York UCC and not defined in this Agreement or the Indenture shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.4 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Credit Agreement” means the Amended and Restated ABL Credit Agreement dated as of July 31, 2015 among the Issuer, the Subsidiaries of the Issuer party thereto, SunTrust Bank, as administrative and collateral agent, and the lenders party thereto from time to time, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time (whether with the original administrative agent and lenders or other agents and lenders or otherwise and whether provided under the original ABL Credit Agreement or another credit agreement, indenture, instrument, other document or otherwise, unless such credit agreement, indenture, instrument or document expressly provides that it is not an ABL Credit Agreement).

“ABL Representative” means initially, SunTrust Bank, in its capacity as administrative agent and collateral agent under the ABL Credit Agreement and the other ABL Loan Documents and any other administrative agent, collateral agent or representative of the holders of ABL Obligations appointed as a representative for purposes related to the administration of the Collateral Documents pursuant to the ABL Credit Agreement, in such capacity as provided in the ABL Credit Agreement.

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“After-acquired Debt” has the meaning set forth in the definition of Pledged Collateral.

“After-acquired Shares” has the meaning set forth in the definition of Pledged Collateral.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II hereto.

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights,

works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Discharge of Senior Secured Debt Obligations” has the meaning assigned to such term in the ABL/Bond Intercreditor Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Excluded CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Excluded Equity Interests” shall mean (a) any of the outstanding voting Equity Interests or other voting ownership interests of any Excluded CFC or FSHCO in excess of 65% of all the Equity Interests or other voting ownership interests of such Excluded CFC or FSHCO designated as having voting power, (b) any equity or other voting ownership interests in any Subsidiary that is not a first tier Subsidiary of the Issuer or a Guarantor, (c) any Equity Interests to the extent the pledge thereof would be prohibited or limited by any applicable law, rule or regulation existing on the date hereof or on the date such Equity Interests are acquired by the Issuer or a Guarantor or on the date the issuer of such Equity Interests is created, (d) the Equity Interests of a Subsidiary (other than a Wholly-Owned Subsidiary) the pledge of which would violate a contractual obligation to the owners of the other Equity Interests of such Subsidiary (other than any such owners that are the Issuer or Affiliates of the Issuer) that is binding on or relating to such Equity Interests and (e) the Equity Interests of any Unrestricted Subsidiaries.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“FSHCO” means any Subsidiary that is not a Foreign Subsidiary that owns no material assets other than the capital stock of one or more Subsidiaries that are Excluded CFCs.

“Grantor Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form reasonably satisfactory to the Notes Collateral Agent.

“Grantors” means (a) the Issuer, (b) each other Subsidiary identified on Schedule I hereto and (c) each Subsidiary that becomes a party to this Agreement as a Grantor on or after the Issue Date.

“Indebtedness” has the meaning assigned to such term in the Indenture.

“Intellectual Property” shall mean, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing.

“Inventory” shall have the meaning set forth in Article 9 of the UCC and shall include, without limitation, (a) all goods intended for sale or lease or for display or demonstration, (b) all work in process, and (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business.

“Issuer” has the meaning assigned to such term in the preamble to this Agreement.

“Licenses” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that in no event shall an operating lease to be deemed to constitute a Lien.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, financial condition, or results of operations of the Issuer and its Subsidiaries, taken as a whole, that would reasonably be expected to have a materially adverse effect on (a) the ability of the Issuer and the Guarantors, taken as a whole, to perform their payment obligations under the Note Documents or (b) the material rights and remedies of the Holders, the Trustee or the Notes Collateral Agent under any Note Document.

“Material Subsidiary” has the meaning given to such term in the Term Loan Credit Agreement as in effect on the date hereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Document” means the Indenture, the Notes and the Collateral Documents.

“Notes Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III hereto.

“Pledged Collateral” shall mean collectively, (a) all of the Equity Interests of Restricted Subsidiaries that are Material Subsidiaries (other than Excluded Equity Interests) held by the Grantors, including such Equity Interests described in Schedule 6 in the Perfection Certificate issued by the entities named therein and all other Equity Interests of Restricted Subsidiaries that are Material Subsidiaries (other than Excluded Equity Interests) acquired after the date hereof (the “After-acquired Shares”) (the “Pledged Equity Securities”) and (b) each promissory note, Tangible Chattel Paper and Instrument evidencing Indebtedness in excess of $1,000,000 (individually) owed to any Grantor (other than such promissory notes, Tangible Chattel Paper and Instruments that are Excluded Assets) described in Schedule 7 in the Perfection Certificate and issued by the entities named therein and all other Indebtedness in excess of $1,000,000 (individually) owed to any Grantor hereafter (the “After-acquired Debt”) (the “Pledged Debt Securities”).

“Pledged Debt Securities” has the meaning assigned to such term in clause (b) of the definition of Pledged Collateral.

“Pledged Equity Interests” has the meaning assigned to such term in clause (a) of the definition of Pledged Collateral.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities (to the extent certificated) now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Receivables” shall mean the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

“Secured Obligations” means any principal, premium, interest, penalties, fees, indemnifications, damages and other liabilities (including any interest, fees and other amount which, but for the filing of a petition in bankruptcy with respect to any Grantor, would have accrued on any Secured Obligation, whether or not such interest, fees or other amount is an allowed claim under applicable law) under any of the Indenture, the Notes and the Collateral Documents.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Stock Rights” shall mean all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of July 31, 2015, among the Issuer, the Lenders party thereto from time to time and Deutsche Bank AG New York Brank, as term administrative agent and term collateral agent.

“Trademark Security Agreement” means the Trademark Security Agreement substantially in the form of Exhibit IV hereto.

“Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Notes Collateral Agent’s and the Noteholder Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Vehicles” shall mean all vehicles covered by a certificate to title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, assigns and grants to the Notes Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, a security interest in all of its right, title and interest in, to and under all of the Pledged Collateral.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Pledged Collateral” include or the security interest attach to any Excluded Assets or Excluded Equity Interests.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Subject to the Pari Passu Intercreditor Agreement and the ABL/Bond Intercreditor Agreement, each Grantor will promptly deliver to the Notes Collateral Agent (or its non-fiduciary agent or designee) upon execution of this Agreement all certificates, now or hereafter acquired, if any, representing or evidencing the Pledged Collateral to the extent such certificates constitute certificated securities (other than checks received in the ordinary course of business), together with duly executed instruments of transfer or assignments in blank.

(b) Except as otherwise addressed in Section 3.03(b) herein, if any amount payable with respect to any Indebtedness owed to any Grantor shall be or become evidenced by any promissory note (which may be a global note), such note or instrument shall be promptly delivered (but in any event within 45 days of receipt (other than any promissory note in an aggregate principal amount of less than $1,000,000 owed to the applicable Grantor by any Person) by such Grantor or such longer period as the Notes Collateral Agent may agree in its reasonable discretion) to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, together with an undated instrument of transfer duly executed in blank -and in a manner and form reasonably necessary to grant the Notes Collateral Agent control over such Collateral.

(c) Upon delivery to the Notes Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank and in a manner and form reasonably necessary to grant the Notes Collateral Agent control over such Collateral or other undated instruments of transfer duly executed in blank and by such other instruments and documents as the Notes Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Notes Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided, that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, that:

(a) as of August 22, 2016, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of all the Pledged Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and all the Pledged Debt Securities owned by such Grantor;

(b) the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and, in the case of corporate interests, nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Collateral issued by a Person other than the Issuer or any Subsidiary, are made to the knowledge of the Grantors;

(c) except for the security interests granted hereunder and under any other Collateral Document, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 3.6 of the Indenture and transfers made in compliance with the Indenture, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 3.6 of the Indenture and transfers made in compliance with the Indenture, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Collateral Documents and Liens permitted pursuant to Section 3.6 of the Indenture), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by or otherwise permitted by the Note Documents (including any Liens permitted pursuant to Section 3.6 of the Indenture) or securities laws generally, the Pledged Equity Interests and, to the extent issued by the Issuer or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by the Issuer or any Subsidiary, none of the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement or organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Noteholder Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities constituting certificated securities are delivered to the Notes Collateral Agent in accordance with this Agreement, the Notes Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and

(g) subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the Notes Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors in writing of its intent to exercise such rights, the Notes Collateral Agent, on behalf of the Noteholder Secured Parties, shall have the right (but not the obligation) (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent shall at all times have the right (but not the obligation) to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors in writing that their rights under this Section 2.05 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof ;

(ii) the Notes Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Note Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall be forthwith delivered to the Notes Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer), in each case, to the extent required pursuant to Section 2.02 or Section 2.06. So long as no Event of Default has occurred and is continuing, the Notes Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Indenture in accordance with this Section 2.05(a)(iii), subject to receipt by the Notes Collateral Agent of an Officer’s Certificate of the Issuer with respect thereto and other documents reasonably requested by the Notes Collateral Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors, as applicable, of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority (but not the obligation) to receive and retain such dividends, interest, principal or other distributions; provided that, to the extent directed by the requisite Holders as determined in accordance with the Indenture, the Notes Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held for the benefit of the Notes Collateral Agent and the other Noteholder Secured Parties and shall be forthwith delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer). Any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and, to the extent so received, shall, subject to any applicable Intercreditor Agreement, be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent an Officer’s Certificate of the Issuer to that effect, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority (but not the obligation) to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the requisite Holders as determined in accordance with the Indenture, the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent an Officer’s Certificate of the Issuer to that effect, all rights vested in the Notes Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d) Any notice given by the Notes Collateral Agent to the Grantors, suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph

(a)(iii) in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent’s rights to give additional notices from time to time suspending other rights; provided that the Notes Collateral Agent shall only provide any such notice if an Event of Default has occurred and is continuing.

SECTION 2.06. Article 8 Opt-In. No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by any Grantor comprising Collateral to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security” or to become a certificated security, in each case, without delivering all certificates evidencing such interest to the Notes Collateral Agent in accordance with and as required by Section 2.02 or, in the case of any uncertificated security, without taking such steps, to the extent requested by the collateral agent under the Term Loan Credit Agreement or the ABL Credit Agreement (following notice to the Notes Collateral Agent of any such change, which shall be promptly provided by such Grantor), to provide the Notes Collateral Agent with control (as defined in Article 8-106 of the UCC) of any such security.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, assigns and grants to the Notes Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of its right, title and interest in, to and under all of the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located (all of which are collectively referred to as the “Article 9 Collateral”):

(b)	all Accounts;

(c)	all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(d)	all Intellectual Property;

(e)	all Documents;

(f)	all Equipment;

(g)	all Fixtures;

(h)	all General Intangibles;

(i)	all Goods;

(j)	all Instruments;

(k)	all Inventory;

(l)	all Investment Property;

(m)	all Letter-of-Credit Rights and Supporting Obligations;

(n)	all Deposit Accounts;

(o)	all Vehicles;

(p)	all Commercial Tort Claims as specified from time to time in Schedule IV hereto (as the same may be updated from time to time in accordance with the terms hereof);

(q)	all cash or other property deposited with the Notes Collateral Agent or any Noteholder Secured Party or any Affiliate of the Notes Collateral Agent or any Noteholder Secured Party or which the Notes Collateral Agent, for its benefit and for the benefit of the other Noteholder Secured Parties, or any Noteholder Secured Party or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or the Indenture;

(r)	all books, records, files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the foregoing or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

(s)	As-Extracted Collateral; and

(t)	any and all accessions to, substitutions for and replacements, products and cash and non-cash proceeds (including Stock Rights) of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, collateral agreements and other documents.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Article 9 Collateral” include or the Security Interest attach to any Excluded Assets.

(b) Each Grantor hereby irrevocably authorizes the Notes Collateral Agent for the benefit of the Noteholder Secured Parties, at any time and from time to time to file, but the Notes Collateral Agent shall not be obligated to file, in any relevant U.S. jurisdiction any financing statements, with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Notes Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon request.

The Notes Collateral Agent is further authorized (but not obligated) to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Notes Collateral Agent or any other Noteholder Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, that:

(a) each Grantor has good title or valid leasehold interests in the tangible Article 9 Collateral material to its business with respect to which it has purported to grant a Security Interest hereunder, free and clear of any Liens, (i) except for Liens expressly permitted pursuant to Section 3.6 of the Indenture and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case to the extent the failure to have such good title or valid leasehold interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, the Security Interest in such tangible Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b) the Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Issue Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared and delivered to the Notes Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate (or specified by notice from the Issuer to the Notes Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 13.1 of the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration in the United States, and as of the date hereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration (other than filings, if any, which shall be made in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to record the Security Interest in Article 9 Collateral consisting of filed, registered or applied-for United States Patents, Trademarks and Copyrights) is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights filed, acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that, if applicable, a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a list of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been prepared, delivered to the Notes Collateral Agent and will be recorded with the United States Patent and Trademark Office or the United States Copyright Office as applicable to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, in respect of all Article 9 Collateral consisting of registered and applied for Patents, Trademarks and Copyrights in which a security interest may be filed, recorded or registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable. No further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered and applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof);

(c) the Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02 (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 3.6 of the Indenture;

(d) as of the Issue Date, Schedule III hereto sets forth a true and complete list, with respect to each Grantor, of (i) all of such Grantor’s Patents and Trademarks applied for or issued or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark and (ii) all of such Grantor’s Copyrights applied for or registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright; and

(e) none of the Grantors has filed or consented to (i) the filing of any financing statement or analogous document, in each case with respect to a Lien, under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to Section 3.6 of the Indenture.

SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and (ii) defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien, in each case subject to (x) Liens permitted pursuant to Section 3.6 of the Indenture, (y) transfers made in compliance with the Indenture and (z) the rights of such Grantor under Section 13.3 of the Indenture and corresponding provisions of the Collateral Documents to obtain a release of the Liens created under the Collateral Documents.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be necessary or as the Notes Collateral Agent may from time to time reasonably request, to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable and documented or invoiced out-of-pocket fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements, continuation statements or other documents or instruments in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $1,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly delivered (but in any event within 45 days of receipt by such Grantor or such longer period as the Notes Collateral Agent may agree in its reasonable discretion) to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, together with an undated instrument of transfer duly executed in blank in a manner and form reasonably necessary to grant the Notes Collateral Agent control over such Collateral.

(c) At its option, the Notes Collateral Agent may, with three (3) Business Day’s prior written notice to the Issuer, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the tangible Article 9 Collateral and not permitted pursuant to Section 3.6 of the Indenture, and may pay for the maintenance and preservation of the tangible Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Note Document and within a reasonable period of time after the Notes Collateral Agent has reasonably requested that it do so;

provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Noteholder Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents.

(d) The exercise by the Notes Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under each contract, agreement or instrument relating to the Article 9 Collateral unless the Notes Collateral Agent has expressly in writing assumed such duties and obligations and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the other Noteholder Secured Parties from and against any and all liability for such performance.

(e) Notwithstanding anything herein to the contrary, it is understood that no Grantor shall be required by this Agreement to better assure, preserve, protect or perfect the Security Interest created hereunder by any means other than (i) filings of financing statements and continuation statements pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), in respect of registered or applied for Intellectual Property, (iii) in the case of Collateral that constitutes Pledged Securities, Instruments, Tangible Chattel Paper or Negotiable Documents (other than those Negotiable Documents held in the ordinary course of business), delivery thereof to the Notes Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.04 hereunder. No Grantor shall be required to (i) complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts or Commodity Accounts.

(f) Each Grantor agrees promptly (and, in any event, in sufficient time to enable all filings to be made within any applicable statutory period, under the Uniform Commercial Code, that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral, for the benefit of the Secured Parties) to (A) notify the Notes Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization or incorporation of any Grantor and (B) make all filings within any applicable statutory period, under the Uniform Commercial Code or otherwise, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral, for the benefit of the Secured Parties.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral, such Grantor shall promptly (but in any event within 45 days of receipt by such Grantor or such longer period as the Notes Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Notes Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank in a manner and form reasonably necessary to grant the Notes Collateral Agent control over such Collateral.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities constituting Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank in a manner and form reasonably necessary to grant the Notes Collateral Agent control over such Collateral.

(c) [Reserved].

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed $1,000,000, such Grantor shall promptly notify the Notes Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

(e) [Reserved].

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent a failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing and ability to do so, each Grantor agrees to take commercially reasonable efforts to (i) take all steps to maintain the validity and enforceability of any United States registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application that is material to the conduct of such Grantor’s business. Grantor shall take commercially reasonable steps to defend title to and ownership of its Intellectual Property that is material to the conduct of such Grantor’s business. Notwithstanding the foregoing, nothing in this Section 3.05 shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its registered or applied for Intellectual Property that is no longer used or useful, or economically practicable to maintain, or if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(b) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Issue Date (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement, except, with respect to each of (i)

and (ii) above, if such Intellectual Property is obtained under a license from a third party under which a security interest would not be permitted. For the avoidance of doubt, a security interest shall not be granted in any Intellectual Property that constitutes an Excluded Asset.

(c) Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) whenever a certificate is delivered or required to be delivered pursuant to Section 3.16 of the Indenture, deliver to the Notes Collateral Agent a schedule setting forth all of such Grantor’s registered and applied for Patents, Trademarks and Copyrights that are not listed on Schedule III hereto or on a schedule previously provided to the Notes Collateral Agent pursuant to this Section 3.05(c), and (ii) within a reasonable time, execute, deliver and file with the United States Patent and Trademark Office or the United States Copyright Office, a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in respect of such Patents, Trademarks and Copyrights, and any and all other agreements, instruments, documents and papers to evidence and perfect the Security Interest in such registered or applied for Patents, Trademarks or Copyrights.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Notes Collateral Agent or any Person designated by the Notes Collateral Agent, and it is agreed that the Notes Collateral Agent shall have the right (but not the obligation) to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Notes Collateral Agent shall determine (other than in violation of any of the then existing licensing arrangements to the extent that waivers cannot be obtained) in connection with exercise of its remedies hereunder, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right (but not the obligation), subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Notes Collateral Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent and the other Noteholder Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Noteholder Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Noteholder Secured Party from any Grantor as a credit against the purchase price, and such Noteholder Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may (but shall not be obligated to) proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to the terms of any applicable intercreditor agreement contemplated by the Indenture, the Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to amounts owing to the Notes Collateral Agent in its capacity as such in accordance with the terms of the Indenture and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

SECOND, to the Trustee for further distribution pursuant to the Indenture to pay the Secured Obligations (the amounts so applied to be distributed among the Noteholder Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to any agent of any other junior secured debt, in accordance with any applicable intercreditor agreement; and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Notes Collateral Agent shall have no liability to any of the Noteholder Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

SECTION 4.03. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Notes Collateral Agent if the Notes Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Notes Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Notes Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Notes Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Notes Collateral Agent has determined that such a registration is not required by any requirements of applicable law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Notes Collateral Agent and the other Noteholder Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Notes Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Notes Collateral Agent sells.

SECTION 4.04. Grant of License to Use Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Notes Collateral Agent an irrevocable (until terminated as provided below), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use or sublicense (to its contractors, agents or representatives, or otherwise exercising its remedies hereunder) any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification, termination or cancellation therein and (b) is not prohibited by any requirements of applicable law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Notes Collateral Agent may be exercised solely during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance with the provisions of this Agreement shall be binding upon the Grantors, notwithstanding any subsequent cure of an Event of Default. For the avoidance of doubt, at the time of the release of the Liens on any Collateral as set forth in Section 5.13, the license granted to the Notes Collateral Agent pursuant to this Section 4.04 with respect to such Collateral shall automatically and immediately terminate.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.1 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuer as provided in Section 12.1 of the Indenture.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Notes Collateral Agent in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Issuer or any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of Notes shall not be construed as a waiver of any Default hereunder, regardless of whether the Notes Collateral Agent may have had notice or knowledge of such Default at the time. No notice or demand on the Issuer or any Grantor in any case shall entitle the Issuer or any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 12.12 of the Indenture.

SECTION 5.03. Notes Collateral Agent’s Fees and Expenses; Indemnification. The provisions of Sections 7.7 and 12.9(a) of the Indenture are incorporated herein by reference, mutatis mutandis; provided that each reference therein to the “Issuer” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Trustee” shall be deemed to be a reference to the “Notes Collateral Agent”.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Issuer and the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Noteholder Secured Parties and shall survive the issuance of the Notes and the execution and delivery of the Indenture and the Note Documents.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Noteholder Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08. [Reserved].

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Notes Collateral Agent or any other Noteholder Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Grantor hereby irrevocably designates, appoints and empowers the Issuer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Issuer hereby accepts such designation and appointment.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate automatically upon the Termination Date.

(b) The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 13.3 of the Indenture.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Notes Collateral Agent shall execute and deliver to the Issuer or any Grantor, at such party’s expense, all documents that such party shall reasonably request to evidence such termination or release so long as the applicable party shall have provided the Notes Collateral Agent such certifications or documents as the Notes Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.13. Any execution and delivery of documents by the Notes Collateral Agent pursuant to this Section shall be without recourse to or warranty by the Notes Collateral Agent.

SECTION 5.14. Additional Subsidiaries. The Grantors shall cause (i) each Subsidiary of the Issuer (other than any Excluded Subsidiary) which, from time to time, on or after the date hereof shall be required to pledge any assets to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to the Indenture and (ii) consistent with the Indenture, any Domestic Subsidiary, or to the extent reasonably acceptable to the Notes Collateral Agent, a Subsidiary that is not a Wholly Owned Subsidiary (including any consolidated Affiliate in which its Subsidiaries own no Equity Interests), which the Issuer, at its option, elects to become a Grantor, to execute and deliver to the Notes Collateral Agent a Grantor Supplement regarding such Subsidiary (as applicable), in each case, within the time period provided in the Indenture. Upon execution and delivery of such documents to the Notes Collateral Agent, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of this Agreement in accordance with Section 5.13) and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and written notice by the Notes Collateral Agent to the Issuer of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, indorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Issuer, to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Issuer, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes, and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Noteholder Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their controlled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.16. Pari Passu Intercreditor Agreement and ABL/Bond Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Notes Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the ABL/Bond Intercreditor Agreement and the Pari Passu Intercreditor Agreement, as applicable. In the event of any conflict between the terms of the ABL/Bond Intercreditor Agreement, the terms of the Pari Passu Intercreditor Agreement and the terms of this Agreement, the terms of the ABL/Bond Intercreditor Agreement and the Pari Passu Intercreditor Agreement shall govern, as applicable.

SECTION 5.17. Delivery of Collateral. In accordance with the terms of the ABL/Bond Intercreditor Agreement and the Pari Passu Intercreditor Agreement, all ABL Priority Collateral delivered to the ABL Representative shall be held by the ABL Representative as gratuitous bailee for the Noteholder Secured Parties solely for the purpose of perfecting the security interest granted under this Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Secured Debt Obligations with respect to ABL First Lien Collateral (as defined in the ABL/Bond Intercreditor), to the extent any Grantor is required hereunder to deliver ABL First Lien Collateral to the Notes Collateral Agent and is unable to do so as a result of having previously delivered such ABL First Lien Collateral to the ABL Representative in accordance with the terms of the Collateral Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the ABL Representative, acting as gratuitous bailee of the Notes Collateral Agent. Terms used in this Section 5.17 and not otherwise defined herein shall have the meanings given to such terms in the ABL/Bond Intercreditor Agreement.

SECTION 5.18. No Liability. The Notes Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Notes Collateral Agent’s Lien thereon, or any certificate prepared by the Issuer or any Grantor in connection therewith, nor shall the Notes Collateral Agent be responsible or liable to the Noteholders or any other person for any failure to monitor or maintain any portion of the Collateral. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Notes Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges and immunities of the Notes Collateral Agent set forth in the Indenture as if such rights, privileges and immunities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUILDERS FIRSTSOURCE, INC., as Grantor

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

GRANTORS

BFS IP, LLC
BFS TEXAS, LLC
BFS, LLC
BUILDERS FIRSTSOURCE - ATLANTIC GROUP, LLC
BUILDERS FIRSTSOURCE - COLORADO GROUP, LLC
BUILDERS FIRSTSOURCE - DALLAS, LLC
BUILDERS FIRSTSOURCE - FLORIDA DESIGN CENTER, LLC
BUILDERS FIRSTSOURCE - FLORIDA, LLC
BUILDERS FIRSTSOURCE - MBS, LLC
BUILDERS FIRSTSOURCE - NORTHEAST GROUP, LLC
BUILDERS FIRSTSOURCE - OHIO VALLEY, LLC
BUILDERS FIRSTSOURCE - RALEIGH, LLC
BUILDERS FIRSTSOURCE - SOUTHEAST GROUP, LLC
BUILDERS FIRSTSOURCE - TEXAS GENPAR, LLC
BUILDERS FIRSTSOURCE HOLDINGS, INC.
BUILDERS FIRSTSOURCE - COLORADO, LLC
BUILDERS FIRSTSOURCE - INTELLECTUAL PROPERTY, L.P.
BUILDERS FIRSTSOURCE - TEXAS GROUP, L.P.

[Signature Page for Notes Collateral Agreement]

BUILDERS FIRSTSOURCE - SOUTH TEXAS, L.P.
BUILDERS FIRSTSOURCE - TEXAS INSTALLED SALES, L.P.
PROBUILD COMPANY LLC
PROBUILD HOLDINGS LLC
PROBUILD NORTH TRANSPORTATION, LLC
PRO-BUILD REAL ESTATE HOLDINGS, LLC
SPENARD BUILDERS SUPPLY LLC BUILDER’S CAPITAL, LLC
TIMBER ROOTS, LLC

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page for Notes Collateral Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

[Signature Page for Notes Collateral Agreement]

Schedule I to the

Notes Collateral Agreement

GRANTORS

1.	Builders FirstSource Holdings, Inc., a Delaware corporation

2.	Builders FirstSource- Northeast Group, LLC, a Delaware limited liability company

3.	Builders FirstSource- Texas GenPar, LLC, a Delaware limited liability company

4.	Builders FirstSource- MBS, LLC, a Delaware limited liability company

5.	Builders FirstSource- Texas Group, L.P., a Texas limited partnership

6.	BFS Texas, LLC a Delaware limited liability company

7.	BFS IP, LLC a Delaware limited liability company

8.	Builders FirstSource- South Texas, L.P., a Texas limited partnership

9.	Builders FirstSource- Intellectual Property, L.P. , a Texas limited partnership

10.	Builders FirstSource- Texas Installed Sales, L.P. , a Texas limited partnership

11.	Builders FirstSource- Dallas, LLC, a Delaware limited liability company

12.	Builders FirstSource- Florida, LLC, a Delaware limited liability company

13.	Builders FirstSource- Florida Design Center, LLC, a Delaware limited liability company

14.	Builders FirstSource- Ohio Valley, LLC, a Delaware limited liability company

15.	BFS, LLC, a Delaware limited liability company

16.	Builders FirstSource- Atlantic Group, LLC, a Delaware limited liability company

17.	Builders FirstSource- Southeast Group, LLC, a Delaware limited liability company

18.	Builders FirstSource- Raleigh, LLC, a Delaware limited liability company

19.	Builders FirstSource- Colorado Group, LLC, a Delaware limited liability company

20.	Builders FirstSource- Colorado, LLC, a Delaware limited liability company

21.	ProBuild Holdings LLC, a Delaware limited liability company

22.	ProBuild Company LLC, a Delaware limited liability company

23.	ProBuild North Transportation, LLC, a Washington limited liability company

24.	Timber Roots, LLC, a Washington limited liability company

25.	Spenard Builders Supply LLC, an Alaska limited liability company

26.	Pro-Build Real Estate Holdings, LLC, a Delaware limited liability company

27.	Builder’s Capital, LLC, a New York limited liability company

Schedule II to the

Notes Collateral Agreement

PLEDGED EQUITY INTERESTS

Issuer	Record Owner	Certificate No.	No. Shares/ Interest	Percent Owned of Total Outstanding	Percent Pledged of Total Outstanding
Builders FirstSource - Northeast Group, LLC	Builders FirstSource, Inc.	1	100	100%	100%
Builders FirstSource - Texas GenPar, LLC	Builders FirstSource, Inc.	2	1,000	100%	100%
Builders FirstSource - MBS, LLC	Builders FirstSource, Inc.	2	1,000	100%	100%
Builders FirstSource - Texas Group, L.P.	Builders FirstSource - Texas GenPar, LLC	5	100	1%	1%
	Builders FirstSource - MBS, LLC	6	9,900	99%	99%
BFS Texas, LLC	Builders FirstSource - Texas Group, L.P.	1	1,000	100%	100%
Builders FirstSource - South Texas, L.P.	BFS Texas, LLC	3	100	1%	1%
	Builders FirstSource - Texas Group, L.P.	4	9,900	99%	99%
Builders FirstSource - Texas Installed Sales, L.P.	BFS Texas, LLC	3	100	1%	1%
	Builders FirstSource - Texas Group, L.P.	4	9,900	99%	99%
BFS IP, LLC	Builders FirstSource - Texas Group, L.P.	1	1,000	100%	100%
Builders FirstSource - Intellectual Property, L.P.	BFS IP, LLC	3	100	1%	1%
	Builders FirstSource - Texas Group, L.P.	4	9,900	99%	99%

Builders FirstSource Holdings, Inc.	Builders FirstSource, Inc.	1	100	100%	100%
Builders FirstSource - Dallas, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
Builders FirstSource - Florida, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
Builders FirstSource - Florida Design Center, LLC	Builders FirstSource - Florida, LLC	2	100	100%	100%
Builders FirstSource - Ohio Valley, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
BFS, LLC	Builders FirstSource - Ohio Valley, LLC	1	N/A	100%	100%
Builders FirstSource - Atlantic Group, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
Builders FirstSource - Southeast Group, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
Builders FirstSource - Raleigh, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
Builders FirstSource - Colorado Group, LLC	Builders FirstSource Holdings, Inc.	1	100	100%	100%
Builders FirstSource-Colorado, LLC	Builders FirstSource - Colorado Group, LLC	3	N/A	100%	100%
ProBuild Holdings LLC	Builders FirstSource, Inc.	N/A	N/A	100%	100%
ProBuild Company LLC	ProBuild Holdings LLC	1	100 membership units	100%	100%
ProBuild North Transportation, LLC	ProBuild Company LLC	N/A	N/A	100%	100%
Timber Roots, LLC	ProBuild Company LLC	N/A	N/A	100%	100%

Spenard Builders Supply LLC	ProBuild Holdings LLC	1	100 membership units	100%	100%
Pro-Build Real Estate Holdings, LLC	ProBuild Holdings LLC	N/A	N/A	100%	100%
Builders Capital, LLC	ProBuild Holdings LLC	N/A	N/A	100%	100%

PLEDGED DEBT SECURITIES

1.	That certain global intercompany note, dated as of July 31, 2015, among Builders FirstSource Holdings, Inc., Builders FirstSource - Northeast Group, LLC, Builders FirstSource - Texas GenPar, LLC, Builders FirstSource - MBS, LLC, BFS Texas, LLC, BFS IP, LLC, Builders FirstSource - Dallas, LLC, Builders FirstSource - Florida, LLC, Builders FirstSource - Florida Design Center, LLC, Builders FirstSource - Ohio Valley, LLC, BFS, LLC, Builders FirstSource - Atlantic Group, LLC, Builders FirstSource - Southeast Group, LLC, Builders FirstSource - Raleigh, LLC, Builders FirstSource - Colorado Group, LLC, Builders FirstSource-Colorado, LLC, ProBuild Holdings LLC, ProBuild Company LLC, ProBuild North Transportation, LLC, Timber Roots, LLC, Spenard Builders Supply LLC, Pro-Build Real Estate Holdings, LLC, Builder’s Capital, LLC, Builders FirstSource - Texas Group, L.P., Builders FirstSource - South Texas, L.P., Builders FirstSource - Texas Installed Sales, L.P. and Builders FirstSource - Intellectual Property, L.P., as the same may be amended, restated, supplemented or otherwise modified from time to time.

Schedule III to the

Notes Collateral Agreement

INTELLECTUAL PROPERTY

Trademarks:

TRADEMARK & DESIGN	REG. NUMBER	REG. DATE	OWNER
	2938424	05-APR-2005	BUILDERS FIRSTSOURCE - INTELLECTUAL PROPERTY, L.P.
BUILDERS FIRSTSOURCE	2938423	05-APR-2005	BUILDERS FIRSTSOURCE - INTELLECTUAL PROPERTY, L.P.
SYNBOARD	2885752	21-SEP-2004	BUILDERS FIRSTSOURCE - ATLANTIC GROUP, LLC
DIXIELINE	1867321	13-DEC-1994	PROBUILD HOLDINGS LLC
PROBUILD	4684231	10-FEB-2015	PROBUILD HOLDINGS LLC
	4684230	10-FEB-2015	PROBUILD HOLDINGS LLC
	4684232	10-FEB-2015	PROBUILD HOLDINGS LLC
PROBUILD	4687694	17-FEB-2015	PROBUILD HOLDINGS, LLC
	4687695	17-FEB-2015	PROBUILD HOLDINGS LLC
PROBUILD	4687696	17-FEB-2015	PROBUILD HOLDINGS LLC
PRO-BUILD	3619743	12-MAY-2009	PROBUILD HOLDINGS LLC

TRADEMARK & DESIGN	REG. NUMBER	REG. DATE	OWNER
PRO-BUILD	3631873	02-JUN-2009	PROBUILD HOLDINGS LLC
PRO-BUILD	3616471	05-MAY-2009	PROBUILD HOLDINGS LLC
PRODIRECT	2186643	01-SEP-1998	PROBUILD HOLDINGS LLC
PROLOCK	3756050	02-MAR-2010	PROBUILD HOLDINGS LLC
PROMILLWORK	2134156	03-FEB-1998	PROBUILD HOLDINGS LLC
ROYAL PASSAGE	4671840	13-JAN-2015	PROBUILD HOLDINGS LLC
ROYAL PASSAGE	4671841	13-JAN-2015	PROBUILD HOLDINGS LLC
	1915663	29-AUG-1995	PROBUILD HOLDINGS LLC
THE CONTRACTOR YARD	1895765	23-MAY-1995	PROBUILD HOLDINGS LLC

United States Copyrights:

Copyright Title	Registration Number	Registration Date	Owner
#1218-PB Austin.	VAu000994532	2009-04-14	ProBuild Holdings LLC
#1224-PB Manvel.	VAu000993029	2009-04-14	ProBuild Holdings LLC
#1220-PB Bayport.	VAu000994523	2009-04-13	ProBuild Holdings LLC
#1227-PB Jackson.	VAu000983075	2009-04-13	ProBuild Holdings LLC
#1229-PB Branford.	VAu001050032	2009-01-28	ProBuild Holdings LLC
#1230-PB Roanoke.	VAu001050027	2009-01-28	ProBuild Holdings LLC
#1226-PB Charlevoix.	VAu000994530	2009-01-28	ProBuild Holdings LLC
#1222-PB Mitchell.	VAu000992968	2009-01-28	ProBuild Holdings LLC
#1231-PB Tacoma.	VAu000980190	2009-01-28	ProBuild Holdings LLC
#1228-PB Fremont.	VAu000980189	2009-01-28	ProBuild Holdings LLC
#1216-PB Garland.	VAu000980114	2009-01-27	ProBuild Holdings LLC
#1217-PB Miramar.	VAu000980111	2009-01-27	ProBuild Holdings LLC
#1201-PB Bradenton.	VAu000980110	2009-01-27	ProBuild Holdings LLC
#1205-PB Charlotte.	VAu000980073	2009-01-27	ProBuild Holdings LLC
#1213-PB Pelham.	VAu000980068	2009-01-27	ProBuild Holdings LLC
#1203-PB Greenville.	VAu000980067	2009-01-27	ProBuild Holdings LLC
#1215-PB Colorado Springs.	VAu000980062	2009-01-27	ProBuild Holdings LLC
#1211-PB Sedona.	VAu000980056	2009-01-27	ProBuild Holdings LLC
#1207-PB Cottonwood.	VAu000980050	2009-01-27	ProBuild Holdings LLC
#1209-PB Knoxville.	VAu000980049	2009-01-27	ProBuild Holdings LLC
Recreational Cabins Step-by-Step How-To-Build Video.	PAu003674877	2013-04-30	Spenard Builders Supply LLC[1]
Spenard Builders Supply Package homes.	VA0000261692	1987-04-14	Spenard Builders Supply LLC[2]
Financial Forecasting models for building material distribution	TXu001281014	2005	Probuild Company LLC[3]

[1]	Current United States Copyright Office records reflect Spenard Builder Supply as owner.
[2]	Current United States Copyright Office records reflect Spenard Builders Supply, Inc. as owner.
[3]	Current United States Copyright Office records reflect Home Lumber Company, Inc. as owner.

UBC Plan no. 02-501	VAu000573408	2002	Probuild Company LLC[4]
Supplement to UBC plan no. 02-501	VAu000727450	2006	Probuild Company LLC[5]

[4]	Current United States Copyright Office records reflect United Building Centers as owner.
[5]	Current United States Copyright Office records reflect United Building Centers, LP. as owner.

Schedule IV to the

Notes Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

Exhibit I to the

Notes Collateral Agreement

SUPPLEMENT NO. [    ] dated as of [            ], 201[    ] (this “Grantor Supplement”) to the Notes Collateral Agreement dated as of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”) among BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Issuer”), the other GRANTORS from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

A. Reference is made to (a) the Indenture dated as of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among BUILDERS FIRSTSOURCE, INC., as Issuer, the other parties from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Notes Collateral Agreement.

C. Section 5.14 of the Notes Collateral Agreement provides that additional Persons may become Grantors under the Notes Collateral Agreement by execution and delivery of an instrument in the form of this Grantor Supplement. The undersigned (the “New Grantor”) is executing this Grantor Supplement in accordance with the requirements of the Indenture and the Notes Collateral Agreement to become a Grantor under the Notes Collateral Agreement.

Accordingly, the Notes Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.14 of the Notes Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Notes Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Notes Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest in and lien on all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral. Each reference to a “Grantor” in the Notes Collateral Agreement shall be deemed to include the New Grantor. The Notes Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Notes Collateral Agent and the other Noteholder Secured Parties that this Grantor Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Grantor Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Grantor Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Grantor Supplement. This Grantor Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon the New Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Notes Collateral Agent and the other Noteholder Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Grantor Supplement, the Notes Collateral Agreement and the Indenture.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Grantor, its jurisdiction of organization and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests (other than any Excluded Asset) owned by the New Grantor and (ii) all the Pledged Debt Securities (other than any Excluded Asset) owned by the New Grantor and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Grantor, (ii) all of the New Grantor’s Trademarks, including the name of the registered owner, the registration or application number of each such Trademark owned by the New Grantor and (iii) all of the New Grantor’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such New Grantor) in an amount reasonably estimated to exceed $1,000,000.

SECTION 5. Except as expressly supplemented hereby, the Notes Collateral Agreement shall remain in full force and effect.

SECTION 6. This Grantor Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Any provision of this Grantor Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Notes Collateral Agreement.

SECTION 9. The New Grantor agrees to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder and under the Notes Collateral Agreement as provided in Section 7.7 of the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the “New Grantor.”

SECTION 10. Wilmington Trust, National Association is entering into this Grantor Supplement solely in its capacity as Notes Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges and immunities of the Notes Collateral Agent set forth in the Indenture as if such rights, privileges and immunities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Grantor and the Notes Collateral Agent have duly executed this Supplement to the Notes Collateral Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR], as a Grantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[Grantor Supplement No. [●] to Notes Collateral Agreement]

Schedule I

to Grantor Supplement No.      to the

Notes Collateral Agreement

NEW GRANTOR INFORMATION

Legal Name	Jurisdiction of Organization	Chief Executive Office

Schedule II

to Grantor Supplement No.      to the

Notes Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Total Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Issuance	Maturity Date

Schedule III

to Grantor Supplement No.      to the

Notes Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Grantor Supplement No.      to the

Notes Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to the

Notes Collateral Agreement

COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), among [                    ] (the “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to the Notes Collateral Agreement dated of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”) among the Issuer, the other Grantors from time to time party thereto and the Notes Collateral Agent, relating to issuance by the Issuer of $750,000,000 in aggregate principal amount of the Issuer’s 5.625% Senior Secured Notes due 2024, to be issued pursuant to the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time (the “Guarantors”) and Wilmington Trust, National Association, as trustee and the Notes Collateral Agent. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Notes Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the Copyrights listed on Schedule I attached hereto (collectively, the “Copyright Collateral”). This Agreement is not to be construed as an assignment of any copyright or copyright application.

SECTION 3. Notes Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Notes Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Collateral Agreement, the terms of the Notes Collateral Agreement shall govern.

SECTION 4. Termination. Subject to Section 5.13 of the Notes Collateral Agreement, upon the Termination Date, the security interest granted herein shall terminate and the Notes Collateral Agent shall execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Notes Collateral Agent. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Notes Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges and immunities of the Notes Collateral Agent set forth in the Indenture as if such rights, privileges and immunities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ], as Grantor

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Schedule I

Exhibit III to the

Notes Collateral Agreement

PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), among [                    ] (the “Grantor”) and Wilmington Trust, National Association, as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to the Notes Collateral Agreement dated of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”) among the Issuer, the other Grantors from time to time party thereto and the Notes Collateral Agent, relating to issuance by the Issuer of $750,000,000 in aggregate principal amount of the Issuer’s 5.625% Senior Secured Notes due 2024, to be issued pursuant to the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time (the “Guarantors”) and Wilmington Trust, National Association, as trustee and the Notes Collateral Agent. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Notes Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to the Patents listed on Schedule I attached hereto (the “Patent Collateral”). This Agreement is not to be construed as an assignment of any patent or patent application.

SECTION 3. Notes Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Patent Collateral are more fully set forth in the Notes Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Collateral Agreement, the terms of the Notes Collateral Agreement shall govern.

SECTION 4. Termination. Subject to Section 5.13 of the Notes Collateral Agreement, upon the Termination Date, the security interest granted herein shall terminate and the Notes Collateral Agent shall execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Patent Collateral under this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Notes Collateral Agent. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Notes Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges and immunities of the Notes Collateral Agent set forth in the Indenture as if such rights, privileges and immunities were set forth herein

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ], as Grantor

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

Schedule I

Exhibit IV to the

Notes Collateral Agreement

TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), among [                    ] (the “Grantor”) and Wilmington Trust, National Association, as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to the Notes Collateral Agreement dated of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”) among the Issuer, the other Grantors from time to time party thereto and the Notes Collateral Agent, relating to issuance by the Issuer of $750,000,000 in aggregate principal amount of the Issuer’s 5.625% Senior Secured Notes due 2024, to be issued pursuant to the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time (the “Guarantors”) and Wilmington Trust, National Association, as trustee and the Notes Collateral Agent. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Notes Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the Trademarks listed on Schedule I attached hereto (the “Trademark Collateral”). This Agreement is not to be construed as an assignment of any trademark or trademark application. Notwithstanding anything herein to the contrary, the Trademark Collateral shall not include, and in no event shall the Security Interest attach to, any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act.

SECTION 3. Termination. Subject to Section 5.13 of the Notes Collateral Agreement, upon the Termination Date, the security interest granted herein shall terminate and the Notes Collateral Agent shall execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 4. Notes Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Notes Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Collateral Agreement, the terms of the Notes Collateral Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Notes Collateral Agent. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Notes Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges and immunities of the Notes Collateral Agent set forth in the Indenture as if such rights, privileges and immunities were set forth herein

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ], as Grantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

Schedule I